IMMEDIATE RELEASE

Investor Relations Contacts:
Yvonne Donaldson                                              Bob Joyce
BindView Corp.                                                Financial Dynamics
Tel:  713-561-4023                                            617-747-3620
yvonne.donaldson@bindview.com                                 bjoyce@fd-us.com
http://www.bindview.com


         BINDVIEW ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER OF 2004

         HOUSTON - APRIL 29, 2004 - BindView Corporation (NASDAQ:BVEW), a leading provider of policy compliance, vulnerability management and directory administration solutions, today announced results for the first quarter ended March 31, 2004.

         Revenues for the first quarter of 2004 were $15.0 million, compared with $13.0 million in the first quarter of 2003, an increase of 15 percent year-over-year. License revenues for the first quarter of 2004 were $5.9 million, up 14 percent from the first quarter of 2003, and services revenues for the first quarter of 2004 were $9.1 million, up 15 percent over the first quarter of 2003. Services revenues for the quarter were comprised of maintenance revenues of $7.5 million and professional services revenues of $1.6 million, up from $7.0 million in maintenance revenues and $0.9 million in professional services revenues in the first quarter of 2003.

         Operating costs and expenses for the first quarter of 2004 were $15.7 million, compared with $14.3 million for the first quarter of 2003. This increase was primarily due to investments in sales and marketing infrastructure to support higher revenue growth and costs related to expansion of the Company's R&D operations in India.

         Operating loss for the quarter was $2.7 million, compared with a $2.8 million operating loss in the first quarter of 2003. Net loss for the quarter was $2.6 million, or $0.06 per share, compared with a net loss of $2.7 million, or $0.06 per share, in the first quarter of 2003.

         At March 31, 2004, the Company's cash and cash equivalents were $39.2 million compared with $35.4 million at the end of the preceding quarter. At March 31, 2004, the company had no outstanding debt.

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         "Q1 was a good quarter with progress being made on virtually all fronts," said BindView President and CEO Eric Pulaski. "We are well-positioned and carrying good momentum into Q2 and the balance of 2004. The pipeline is healthy in both size and transaction mix, including a growing number of large transactions in which we continue to fare well competitively. As a result, we are reiterating our first-half and full-year targets."

FINANCIAL OUTLOOK

         The Company expects to achieve its previously announced estimates for the first half and full year 2004. For the first half of 2004, the Company estimates revenues will range between $32.0 million to $36.0 million and its net loss to range between $2.0 million and $4.0 million ($0.04 and $0.08 per share). For the second quarter of 2004, revenues are estimated to exceed $17.0 million and the net loss to be less than $1.4 million. The Company believes that its ability to achieve the high end of its revenue range for the first half of 2004 is dependent on a number of factors, including higher closure rates on large transactions in the sales pipeline and an overall improvement in sales efficiency.

STOCK REPURCHASE PROGRAM

         The Company announced today that its Board of Directors has approved a stock repurchase program for the second quarter of 2004. At its discretion, the Company may spend up to $2.5 million for the repurchase of stock in the open market, subject to Securities and Exchange Commission guidelines and restrictions set forth in Rule 10b-18.

FIRST QUARTER HIGHLIGHTS

Premium Support: Launched a new 7x24 technical support solution for customers who desire a customized program for securing their IT infrastructures. Customers may choose the option of a Technical Account Manager (TAM) who provides a single point of contact for resolving technical issues. With the TAM option, customers receive an annual Health Check to ensure full utilization of their BindView solutions.

SAP Compliance: Launched extended audit, analysis and reporting support with bv-Control for SAP Systems to help customers meet Sarbanes-Oxley and international due care requirements.

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BindView Report Packs for FISMA: Launched a fully integrated compliance solution to help federal customers meet mandated requirements for the Federal Information Security Management Act (FISMA). BindView was cited by the EPA - and the EPA by the Office of Management and Budget -- as being a key contributor to the agency's ability to meet compliance requirements.

New Version of bv-Admin for Windows 7.20: BindView is the first company to offer customers an Active Directory management solution that consolidates audit logs and provides a comprehensive audit trail for security violations.

Password Self Service 7.20 Adds Platform: BindView announced additional platform support for Sun iPlanet, adding to its offerings on Windows, SAP, LINUX and UNIX. With its extensible platform architecture, Password Self Service allows plug-ins for any LDAP-based application.

Cyber Security Industry Alliance: Announced BindView as a founding member of CSIA, along with 13 other security vendors. The new advocacy group is dedicated to improving cyber security through public policy, education and technology-focused initiatives.

SCHEDULED CONFERENCE CALL

         The Company will conduct a conference call today at 4:00 p.m. CDT to discuss details of the first quarter financial results. The conference will be available for replay at 1-800-361-0912, pass code 590464, from 7:00 p.m. CDT, through May 27, 2004. Interested parties should dial 888-203-1112; code 590464. A Webcast also will be provided live at http://www.bindview.com/About/IR/Calls.cfm..

ABOUT BINDVIEW CORPORATION

         BindView Corporation is a leading provider of proactive business policy, IT security and directory management software worldwide. BindView solutions and services enable customers to centralize and automate policy compliance, vulnerability assessment, directory administration and migration across the entire organization. With BindView insight at work(TM), customers benefit from reduced risk and improved operational efficiencies with a verifiable return on investment. More than 20 million licenses have shipped to 5,000 companies worldwide, spanning all major business segments and the public sector. Contact BindView via e-mail at info@bindview.com or visit BindView's World Wide Web Site at http://www.bindview.com. BindView can also be reached at 1-800-749-8439 or at 1-713-561-4000.

Statements in this news release not based on historical fact are "forward-looking" statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially because of factors such as the risk factors and other matters described from time to time in BindView's Form 10-K filings, Form 10-Q filings, and other periodic filings with the Securities and Exchange Commission, including without limitation the time required for large transactions to close and the general willingness of customers to make investments in information technology.


                                      # # #

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                        BINDVIEW DEVELOPMENT CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                    (in thousands, except per share amounts)

                                          THREE MONTHS ENDED
                                               MARCH 31,
                                         --------------------
                                           2004        2003
                                         --------    --------
Revenues:
   Licenses                              $  5,912    $  5,196
   Services                                 9,051       7,851
                                         --------    --------
                                           14,963      13,047
                                         --------    --------
Cost of revenues:
   Licenses                                   140         116
   Services                                 1,831       1,432
                                         --------    --------
                                            1,971       1,548
                                         --------    --------
Gross profit                               12,992      11,499
Operating costs and expenses:
   Sales and marketing                      9,180       7,758
   Research and development                 4,576       4,235
   General and administrative               1,898       1,777
   Restructuring                               --         549
                                         --------    --------
                                           15,654      14,319
                                         --------    --------
Operating loss                             (2,662)     (2,820)
Other income                                   94         119
                                         --------    --------
Loss before income taxes                   (2,568)     (2,701)
Provision for income taxes                     70          --
                                         --------    --------
Net loss                                 $ (2,638)   $ (2,701)
                                         ========    ========
Loss per share - basic and diluted       $  (0.06)   $  (0.06)
                                         ========    ========
Number of shares used to calculate per
 share amounts, basic and diluted          47,329      46,342

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                        BINDVIEW DEVELOPMENT CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                     MARCH 31,   DECEMBER 31,
                                                       2004          2003
                                                     ---------   ------------
                                                    (UNAUDITED)
Cash and cash equivalents                            $  39,244    $  35,449
Cash - restricted                                        2,250        2,250
Accounts receivable, net                                 7,430       14,337
Other                                                    1,978        2,180
                                                     ---------    ---------
   Total current assets                                 50,902       54,216

Property and equipment, net                              5,726        6,564
Investments and other                                    2,795        2,498
                                                     ---------    ---------
       Total assets                                  $  59,423    $  63,278
                                                     ---------    ---------

Accounts payable                                     $   1,396    $   2,066
Accrued liabilities                                      4,262        4,879
Accrued compensation                                     2,518        5,275
Deferred revenues                                       15,148       13,351
                                                     ---------    ---------
   Total current liabilities                            23,324       25,571

Deferred revenues                                        1,522        1,477
Other                                                    1,977        2,087

Common stock                                                 1            1
Additional paid-in capital                             106,168      105,176
Accumulated deficit                                    (74,672)     (72,034)
Note receivable from shareholder                          (326)        (392)
Accumulated other comprehensive income                   1,429        1,392
                                                     ---------    ---------
   Total shareholders' equity                           32,600       34,143
                                                     ---------    ---------
        Total liabilities and shareholders' equity   $  59,423    $  63,278
                                                     ---------    ---------

Common shares outstanding                               47,562       47,034